AGREEMENT TO PURCHASE

Mandeville, LA                            October 19, 2001

Purchaser:   Tony Thai Nguyen and/or his assigns offers  and
agrees to purchase

Property Description: Land, building, and all improvements thereon having municipal address 720 North Highway 190, St. Tammany Oaks Lot 4 on grounds measuring about 1.27 acres (Exhibit A attached for identification or as per title). Sale is to include all furniture, fixtures and equipment owned by AEI Income & Growth Fund XXI Limited Partnership that is presently located on the premises.

Price: Property sold in its present condition after all inspections are complete and purchaser is satisfied with the building and its components after Purchaser has completed his due diligence. Property is purchased subject to all title and zoning restrictions, servitudes on record, and laws or ordinances for the sum of nine hundred thousand dollars ($900,000.00) Dollars on the terms of all cash to seller at act of sale.


Financing: This sale is conditioned upon the ability of purchaser to borrow upon this property as security by a mortgage loan or loans on the terms agreeable to Purchaser. Commitment by lender to make loan subject to approval of title shall constitute obtaining of loan. Should Purchaser be unable to obtain the loan stipulated on or before December 10, 2001 this contract shall then become null and void and the agent is hereby authorized to return the purchaser's deposit in full, upon receipt of a written cancellation signed by all parties involved, evidencing mutual consent to the release of said deposit. Purchaser is obligated to make a good faith application of said loan within five (5) calendar days from acceptance of this offer. Purchaser's failure to apply for said loan to reasonably produce all documents required by lender, and diligently pursue loan approval shall not void this agreement but shall be considered a breach hereof. If Purchaser fails to notify seller of Purchaser's inability to obtain such a loan within the period herein provided, Purchaser shall be deemed to have obtained such a loan and this condition shall be deemed satisfied.


Leases:

Property is to be acquired free of any leases. If seller is unable to timely terminate the existing lease between AEI Income & Growth Fund XXI Limited Partnership and Huntington Restaurant Group, the purchaser at his option may extend the act of sale date at his discretion to allow seller to terminate the lease or declare this purchase agreement null and void. Premises to be vacated by Denny's Restaurant prior to Act of Sale. Property is to be free of accumulated trash.

Occupancy: at Act of Sale.

Liens: All improvement liens and assessments of any kind bearing against the property at time of act of sale are to be paid by Seller.

Prorations/Other Cost: Real Estate Taxes are to be prorated to date of Act of Sale. All keys are to be transferred to Purchaser at Act of Sale. All costs and fees for necessary Seller's certificates, and Seller's closing fee are to be paid by Seller. Cost of survey and/or title insurance, if required or requested, is to be paid by Purchaser.

Act of Sale: Time being of the essence, the Act of Sale, is to be passed before Purchaser's Notary Public, on December
19, 2001, or sooner if mutually agreeable.

Curative Work: In the event curative work in connection with the title is required, the parties, agree to and do extend the date for passing the Act of Sale to a date not more than ten (10) days following completion of curative work; but in no event shall such extension exceed thirty
(30) days without the written consent of all parties. The parties hereby agree that Seller may or may not perform curative work and if Seller chooses not to perform curative work then Purchaser may elect to purchase the property "as is" or terminate this agreement and have his deposit returned in full.

Deposit: Seller and Purchaser shall be bound by all the terms and conditions as stated herein and Purchaser is obligated to deposit with Purchaser's agent/broker at date of notification by seller of Huntington Restaurant Group's termination of lease an amount of seven thousand ($7000.00) dollars and failure to do so shall be considered a breech of this agreement. This deposit is to be non-interest bearing and may be placed in any bank in Metropolitan New Orleans, without responsibility on the part of the agent in case of failure or suspension of such bank.

Merchantable Title: Seller shall deliver to Purchaser a merchantable title, and Seller's inability to deliver such title, within the time stipulated herein, shall render this agreement null and void, reserving unto Purchaser the right to demand the return of the deposit

Breach of Agreement by Seller: In the event the Seller fails to comply with this agreement for any reason other than inability to deliver a merchantable title, within the time specified, the Purchaser shall have the right to demand specific performance; or at Purchaser's option, Purchaser shall have the right to demand the return of his deposit in full. Purchaser shall have the right to recover from Seller actual costs and/or fees, including expenses and reasonable attorney's fees incurred as a result of this agreement or breach thereof if Purchaser shall seek specific performance.

Breach of Agreement by Purchaser: In the event the Purchaser fails to comply with this agreement within the time specified, the Seller shall have the right to demand specific performance; or, at Seller's option, Seller shall have the right to reoffer the property for sale and may declare the deposit, ipso-facto, forfeited, without formality beyond tender of title to Purchaser. Seller shall have the right to recover any costs and/or fees, including expenses and reasonable attorney's fees, incurred as a result of this agreement or breach thereof only if Seller seeks specific performance.

Deadlines: Time is of the essence and all deadlines are final except where modifications, changes, or extensions are made in writing and signed by all parties.


Commission: If this offer is accepted, Seller agrees to pay to Property One, Inc. the agent's commission of four (4%) percent of the purchase price, which commission is earned by agent at Act of Sale and when title is transferred to Purchaser.

Inspection: The Purchaser shall have through November 2, 2001 to have its engineers and attorneys examine, approve and certify the physical property for environmental hazards, approval of new survey, code requirements, zoning clarification, maintenance record, and any other matters affecting the ownership of the property as a condition to Purchaser's obligation Purchaser has the right to inspect and approve the physical condition of the building and its components, including but not limited to plumbing, electrical, and HVAC and to check and approve the condition of the walk-in coolers, hood, and other kitchen equipment. Purchaser shall be able to receive the necessary liquor licenses and any local or state governmental licenses and/or permits. Seller shall be under no obligation to assist Purchaser in obtaining such licenses and permits; however, Seller agrees to allow Purchaser to place a sign in the window  as  required by law when Purchaser applies  for  the liquor license, but only after the Purchase Agreement has been accepted and the termination process of the lease is agreed to. The approval of said inspection shall be at Purchaser's sole discretion. Seller agrees to make all records in Seller's possession available to the Purchaser, including but not limited to all easement agreements, tax bills, insurance policies, a copy of a current survey showing all easements, servitudes, and right of ways and a copy of any available plans and building specifications for existing structure. Failure to make inspections or to give written response to Seller by November 2, 2001 shall be deemed as acceptance by Purchaser of the property's present condition and suitability of the property for Purchaser's purposes. Purchaser must indicate in writing the deficiencies with which he is not satisfied and must provide Seller and/or Purchaser's agent with a copy of all inspection reports. Seller shall have five (5) calendar days from receipt of Purchaser's response to respond in writing his willingness to remedy those deficiencies. Purchaser shall at his option the right to accept Seller's remedy or declare this agreement null and void. Purchaser shall have the right to reinspect the property within five
(5) days prior to the act of sale in order to determine if the property is in substantially the same or better condition as was present at the initial inspection. Purchaser shall indemnify and hold Seller harmless against any claim or cause of action against Seller (including Seller's reasonable attorneys fees) arising out of the inspection. Purchaser agrees to make reasonable repairs to any damage caused to the property due to said inspections at Purchaser's expense.


Disclosure of Agency Relationship: Purchaser and Seller hereby acknowledge that the agent, Property One, Inc.- Marcia/Mike D'Amico is acting as an agent for the Purchaser. Furthermore, both Purchaser and Seller hereby acknowledge that they have read and signed the "Agency Disclosure" form prepared by the Louisiana Real Estate Commission.

Notice: The Louisiana Bureau of Criminal Identification and Information maintains a State Sex Offender and Child Predator Registry, which is a public access data base of the locations of individuals required to register pursuant to LSA-R.S. 15:540 et seq. Sheriff's Departments and Police Departments serving jurisdictions of 450,000 also maintain such information. The State Sex Offender and Child Predator Registry database can be accessed at www.lasocpr.lsp.org/socpr/ and contains address, pictures and conviction records for registered offenders. The database can be searched by zip cord, city, and parish or by offender name. Information is also available by phone at 1-800-858-0551 or 225-925-6100 or mail at P.O. Box 66614, Mail
Slip #18, Baton Rouge, Louisiana, 70896. You can also e-mail State Services at SOCPR@dps.state.la.us for more information.

Other Conditions:

This  offer remains binding and irrevocable through  October
19, 2001.

Submitted to:
                                         Date


/s/ Tony Thai Nguyen                     10/19/01
Purchaser's Signature                    Date

 Tony Thai Nguyen
Purchaser's Name (Print or Type)


Purchaser's Signature                    Date


Purchaser's Name (Print or Type)


Submitted by: Marcia/Mike D'Amico
                 Selling Agent           Date

I/We  accept  the above  in  all  its
terms and conditions.

AEI  INCOME & GROWTH FUND XXI LIMITED   10/19/01
PARTNERSHIP                             DATE
BY: AEI FUND MANAGEMENT XXI , INC
ITS MANAGING GENERAL PARTNER
BY MARK E LARSON
CHIEF FINANCIAL OFFICER

Seller's Signature                       Date


Seller's Name (Print or Type)


Seller's Signature                       Date


Seller's Name (Print or Type)

Received by:
Time:
Date:




                        Amendment to Purchase Agreement

RE:  Purchase Agreement dated October 19, 2001
     Lot 4 St Tammany Oaks 720 N. Hwy 190
     Covington, LA
     Purchaser:  Tony Thai Nguyen
     Seller:  AEI Income & Growth fund XXI Limited Partnership


Purchaser agrees to accept the above described property in its present condition and agrees that the cost of all repairs including but not limited to the roof leaks or replacement of rood and all leaks at the windows, as well as other repairs listed in the Proposal for Repairs #4529 by E.C.O. Builders, Inc. dated November 1, 2001, attached hereto and any other repairs that may be needed for a reduction of the purchase from $900,000 to $875,000. Seller assumes no obligation for the cost of the repairs other than the reduction in the purchase price.

Loan approval date is extended to on or before January 21, 2002.

Act of Sale Date is extended to on or before January 31, 2002.

All other terms and conditions of the Purchase Agreement to remain unchanged and in full force and effect.


/s/ Tony Thai Nguyen           AEI Income & Growth Fund XXI Ltd Partnership
     Purchaser                 By AEI Fund Management XXI Inc.
                               its Managing General Partner
Tony Thai Nguyen                      Seller

                               By Mark E Larson
                               its Chief Financial Officer

11/11/01                       11/11/01
Date                           Date